Exhibit 23.2

Joern Scholz CPA CA LPA
Chartered Professional Accountant	7700 Pine Valley Drive
Licensed Public Accountant	PO Box 72039
Woodbridge, ON L4L 8N8 Canada T. +1.416.451.0225 F. +1.647.799.0488 Email: john@johnscholz.com

December 30, 2014

RE: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation in this Registration Statement on Form S-1/A of our report dated November 27, 2014, of Investment Capital Fund Group, LLC Series 20, relating to the financial statements as of September 30, 2014, and for the period from inception, June 26, 2014, through September 30, 2014, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Joern Scholz
Joern Scholz CPA CA LPA
Woodbridge, Ontario, Canada